J.P. Morgan Access Multi-Strategy Fund, LLC
J.P. Morgan Access Multi-Strategy Fund II
(each, a “Fund” and collectively, the “Funds”)
POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Mary Savino, Abby Ingber, Gregory McNeil, and Gina Andes and each of them individually, as his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements, including registration statements on Form N-2, and other forms, such as Form ID, Forms 3, 4 or 5 under Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the Investment Company Act of 1940, or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Funds, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority, as appropriate, to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as she might or could do in person in his or her capacity as a Director / Trustee or Officer of the Fund with respect to these filings, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor are the Funds assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any liabilities that may be associated therewith.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any forms or make any filings with respect to the Funds, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
This Power of Attorney may be signed in one or more counterparts, each of which shall be deemed an original.

Lisa Borders Director / Trustee

James Donovan Director / Trustee

Lauren Stack Director / Trustee

Neil Medugno Director / Trustee

Steven Meier Director / Trustee

Mary E. Savino Director / Trustee and President and Principal Executive Officer

/s/ Gregory R. McNeil
Gregory R. McNeil Principal Accounting Officer, Principal Financial Officer and Treasurer

Michael Choi Chief Compliance Officer

Abby L. Ingber Chief Legal Officer and Secretary

Gina M. Andes Assistant Treasurer

Francisco Camacho Assistant Treasurer

Dated: October 5, 2021